Exhibit 23.1

Windes & McClaughry Accountancy Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Annual Report of Seychelle Environmental Technologies, Inc. on Form 10-KSB of our report dated April 12, 2006, on the audited financial statements of Seychelle Environmental Technologies Inc., as of February 28, 2006 and for the year then ended.

Irvine, California
June 12, 2006

18201 Von Karman Ave. Suite 1060, Irvine, CA 92612
Tele: (949) 271-2600       Fax: (949) 660-5681